Exhibit 10.1

MODIFICATION NO. 4
TO
AGREEMENT BETWEEN
THE U.S. DEPARTMENT OF ENERGY (“DOE”)
AND
USEC INC. (“USEC”)

The U.S. Department of Energy (“DOE”) and USEC INC. (“USEC”) hereby agree to modify the AGREEMENT BETWEEN THE U.S. DEPARTMENT OF ENERGY (“DOE”) AND USEC INC. (“USEC”), dated June 17, 2002, as amended (“June 17th Agreement”), as follows:

1.  The November 2010 milestone established by Modification 3 to the Agreement, dated January 28, 2010, is hereby extended, and shall read as follows:

“November 2011	Secure Firm Financing Commitment(s) for the Construction of the Commercial American Centrifuge Plant with an annual capacity of ~ 3.5 million SWU per year.”

2.  The following three milestones set out in Article 3 on page 8 of the June 17th Agreement, as amended by Modifications Nos. 2 and 3, are replaced with the following:

“May 2014	Begin Commercial American Centrifuge Plant Operations

August 2015	Commercial American Centrifuge Plant annual capacity at 1 million SWU per year

September 2017	Commercial American Centrifuge Plant annual capacity at ~ 3.5 million SWU per year”

3.  The definition of “Secure Firm Financing Commitment(s) for the Construction of the Commercial American Centrifuge Plant” is amended by deleting “or not later than May 2011, whichever date is earlier” so that it reads as follows:

“Secure Firm Financing Commitment(s) for the Construction of the Commercial American Centrifuge Plant” -This milestone is met when USEC has executed third party debt or equity commitments which, together with USEC equity contributions, based on reasonable projections acceptable to DOE, are sufficient to meet the estimated costs to construct the Commercial American Centrifuge Plant with an annual capacity of ~ 3.5 million SWU per year.  Such “executed third party debt or equity commitments” must, in the reasonable judgment of DOE, be likely to close and fund not later than within nine months of execution of such commitments and DOE’s evaluation of such commitments shall include, inter alia, the conditions set forth therein and market conditions.”

4.  References in the June 17th Agreement to the November 2010 milestone shall be replaced with “November 2011” and deemed to be revised to refer to the November 2011 Secure Firm Financing Commitment(s) for the Construction of the Commercial American Centrifuge Plant milestone as revised by this Modification No. 4.

5.  The first full paragraph on page 9 of the June 17th Agreement is revised to read as follows:

“USEC shall submit its Phase I Plan covering the milestones relating to the first twelve months after execution of this Agreement to DOE no later than June 30, 2002, and the Deployment Working Group shall reach agreement on Phase I of the DWG Plan no later than July 31, 2002.  USEC shall submit its Phase II Plan covering the milestones through the end of 2004 by September 30, 2002, and its Phase III Plan covering the milestones through the end of 2006 by November 30, 2002.  USEC shall submit a revised Phase IV Plan covering the milestones from November 2011 through September 2017 by January 30, 2012.  The Deployment Working Group will meet periodically to consider amendments to each of these Plans as required to take account of changing circumstances, more complete information and the procedures and remedies outlined below.”

6.  DOE and USEC agree to discuss adjustment of the remaining milestones in the June 17th Agreement, as currently modified, as may be appropriate based on the revised Phase IV Plan by USEC.

7.  The following provision remains incorporated at the end of Article 5, Miscellaneous, of the Agreement:

“E.  Loan, Loan Guarantee, or Financial Assistance

No part of this Agreement, including the terms, conditions, and milestones for the Commercial American Centrifuge Plant, is dependent in any way on the issuance by the United States Government, including the Department of Energy, of a loan, loan guarantee, conditional commitment for a loan or loan guarantee, or any other financial assistance.”

8.  All other terms and conditions of the June 17th Agreement, as previously modified remain the same.

/s/ Peter B. Lyons                                                      /s/ John K. Welch
Peter B. Lyons                                                                           John K. Welch
Acting Assistant Secretary for Nuclear Energy                  President and Chief Executive Officer
U.S. Department of Energy                                                      USEC Inc.

February 11, 2011                                                      February 8, 2011
Date                                                                       Date